Report of Independent Registered Public Accounting Firm
To the Board of Managers and Interestholders of ASGI
Aurora Opportunities Fund, LLC:
In planning and performing our audits of the financial
statements of ASGI Aurora Opportunities Fund, LLC (the
Fund) as of and for the year ended March 31, 2012, in
accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered
the Fund's internal control over financial reporting,
including control activities over safeguarding
securities, as a basis for designing our auditing
procedures for the purpose of expressing our opinion on
the financial statements and to comply with the
requirements of Form N-SAR, but not for the purpose of
expressing an opinion on the effectiveness of the Fund's
internal control over financial reporting. Accordingly,
we express no such opinion.
Management of the Fund is responsible for establishing
and maintaining effective internal control over financial
reporting. In fulfilling this responsibility, estimates
and judgments by management are required to assess the
expected benefits and related costs of controls. A
company's internal control over financial reporting is a
process designed to provide reasonable assurance
regarding the reliability of financial reporting and the
preparation of financial statements for external purposes
in accordance with generally accepted accounting
principles (GAAP). A company's internal control over
financial reporting includes those policies and
procedures that (1) pertain to the maintenance of records
that, in reasonable detail, accurately and fairly reflect
the transactions and dispositions of the assets of the
company; (2) provide reasonable assurance that
transactions are recorded as necessary to permit
preparation of financial statements in accordance with
GAAP, and that receipts and expenditures of the company
are being made only in accordance with authorizations of
management and directors of the company; and (3) provide
reasonable assurance regarding prevention or timely
detection of unauthorized acquisition, use or disposition
of the company's assets that could have a material effect
on the financial statements.
Because of its inherent limitations, internal control
over financial reporting may not prevent or detect
misstatements. Also, projections of any evaluation of
effectiveness to future periods are subject to the risk
that controls may become inadequate because of changes in
conditions, or that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over financial reporting
exists when the design or operation of a control does not
allow management or employees, in the normal course of
performing their assigned functions, to prevent or detect
misstatements on a timely basis. A material weakness is a
deficiency, or a combination of deficiencies, in internal
control over financial reporting, such that there is a
reasonable possibility that a material misstatement of
the Fund's annual or interim financial statements will
not be prevented or detected on a timely basis.
Our consideration of the Fund's internal control over
financial reporting was for the limited purpose described
in the first paragraph and would not necessarily disclose
all deficiencies in internal control that might be
material weaknesses under standards established by the
Public Company Accounting Oversight Board (United
States). However, we noted no deficiencies in the Fund's
internal control over financial reporting and its
operation, including controls over safeguarding
securities that we consider to be a material weakness as
defined above as of March 31, 2012.
This report is intended solely for the information and
use of management and the Board of Managers of the Fund
and the Securities and Exchange Commission and is not
intended to be and should not be used by anyone other
than these specified parties.
/s/ KPMG LLP
Boston, Massachusetts
May 30, 2012